UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2012
(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On July 10, 2012 the Boards of Directors of Community Bancorp. (the “Company”) and Community National Bank (the “Bank”) unanimously elected Kathryn (Kathy) M. Austin, age 55, to the Board of Directors of Community National Bank.

Kathy has worked at Community National Bank for over 32 years.  She held the position of Senior Vice President from June, 2004 until January, 2011, at which time she was promoted to and currently holds the title of, Executive Vice President in charge of Retail Banking. Kathy is a graduate of both the New England School of Banking at Williams College as well as the Stonier Graduate School of Banking. In 2003, she received the Outstanding Community Banker Award presented by the Vermont Bankers Association. Kathy currently serves as Board Chair of North Country Health Systems.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.  The following exhibit is filed with this report:

    99.1 – Press release announcing the appointment of Kathryn M. Austin to the Board of Directors of Community National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: July 10, 2012	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Executive Officer